UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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THE RUBICON PROJECT, INC.

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The Rubicon Project, Inc.

12181 Bluff Creek Drive, 4th Floor

Los Angeles, California 90094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2015

The annual meeting of stockholders of The Rubicon Project, Inc. (the “company”) will be held at the company’s headquarters, located at 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094, on Wednesday, May 13, 2015, at 12:00 p.m. Pacific time, to consider and act upon the following matters:

1.	Election of two Class I directors named in this proxy statement to serve for the ensuing three years.

2.	Approval of the material terms of the performance goals under The Rubicon Project, Inc. 2015 Executive Cash Incentive Plan.

3.	Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the current fiscal year.

4.	Transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on March 19, 2015 will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. The stock transfer books of the company will remain open following the record date.

By Order of the Board of Directors,

Brian W. Copple Secretary

Los Angeles, California

April 2, 2015

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholders Meeting to be Held on May 13, 2015:

The company’s 2015 Proxy Statement and Annual Report for the fiscal year ended December 31, 2014 are available at http://www.astproxyportal.com/ast/18899.

The Rubicon Project, Inc.

12181 Bluff Creek Drive, 4th Floor

Los Angeles, California 90094

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2015

This proxy statement is provided in connection with the solicitation of proxies by the board of directors (the “board of directors” or “board”) of The Rubicon Project, Inc. (the “company” or “Rubicon Project”) for use at the Rubicon Project annual meeting of stockholders to be held at the company’s principal executive offices, located at 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094, on May 13, 2015 at 12:00 noon local time and at any postponement or adjournment thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You can vote your shares without attending the Annual Meeting by appointing a proxy to vote your shares as explained below.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, we are furnishing proxy materials to our stockholders on the Internet and mailing printed copies of the proxy materials only to a limited number of our stockholders. If you have received a printed copy of these proxy materials by mail, you may simply complete, sign and return your proxy card by mail or follow the instructions on your proxy card to submit your proxy via the Internet or telephone. Stockholders receiving a Notice of Internet Availability of Proxy Materials by mail will generally not receive a printed copy of the proxy materials unless they specifically request a printed copy in accordance with the instructions included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials provides instructions as to how to (i) access and review the information contained in the proxy materials, (ii) submit voting instructions via the Internet or telephone or by mail, and (iii) request a printed copy of the proxy materials. Proxies must be received by 11:59 p.m. Pacific Time on May 12, 2015 to be counted. We intend to begin distributing our proxy materials to stockholders via paper copy mailing and the Notice of Internet Availability of Proxy Materials on or about April 2, 2015.

Each properly submitted proxy will be voted in accordance with the stockholder’s instructions contained therein. If no choice is specified, properly executed proxies that have not been revoked will be voted in accordance with the recommendations of the board of directors:

•	FOR election of the Class I directors of the company designated herein as the board’s nominees (see “Proposal 1 – Election of Directors” beginning at page 3 of this proxy statement);

•	FOR approval of the material terms of the performance goals under The Rubicon Project, Inc. 2015 Executive Cash Incentive Plan (see “Proposal 2 – Approval of the material terms of the performance goals under The Rubicon Project, Inc. 2015 Executive Cash Incentive Plan” beginning at page 13 of this proxy statement); and

•	FOR ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the current fiscal year (see “Proposal 3 – Ratification of the Selection of the Company’s Independent Registered Public Accounting Firm” beginning at page 16 of this proxy statement).

A stockholder may revoke a proxy at any time before its exercise by entering new voting instructions via the Internet or telephone by 11:59 p.m. Pacific Time on May 12, 2015 (with respect to beneficial shareholders), or, with respect to record holders by delivery of written revocation or a subsequently dated proxy to our Secretary or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously executed proxy to be revoked unless you specifically request such revocation. A stockholder whose shares are owned beneficially through a bank or broker should contact that entity to change or revoke a previously given voting instructions. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

The company will pay all costs of proxy solicitation. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

Voting

On March 19, 2015, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 37,917,522 shares of our common stock, constituting all of our voting stock (“Voting Common Stock”). Holders of Voting Common Stock are entitled to one vote per share. The holders of a majority of the shares of Voting Common Stock outstanding on the record date and entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Shares of Voting Common Stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

A plurality of the votes cast in person or represented by proxy at the Annual Meeting at which a quorum in present is required for the election of directors (Proposal 1). The affirmative vote of a majority of the shares of Voting Common Stock present in person or represented by proxy and entitled to vote on the matter, assuming a quorum is present, is required to approve the material terms of the performance goals under the 2015 Executive Cash Incentive Plan (Proposal 2) and to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year (Proposal 3). With regard to the election of directors, votes may be cast in favor of a nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be excluded from the vote and will have no effect on its outcome. With regard to approval of the material terms of the performance goals under 2015 Executive Cash Incentive Plan and ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, assuming a quorum in present, broker non-votes are not considered shares entitled to vote on such matters and therefore have no effect on the voting, whereas abstentions are considered shares present and entitled to vote on such matters and thus will have the same effect as votes against.

Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons acting as proxies will vote, or otherwise act, in accordance with their judgment on such matters. For any proposals other than the election of directors, abstentions are counted in tabulations of the votes present and entitled to vote on a proposal presented to stockholders and generally have the same effect as a vote against the proposal, whereas broker non-votes are not considered shares entitled to vote and therefore have no effect on the voting.

Broker Discretionary Voting

If you hold your shares in street name through a bank, broker, or other nominee, you should follow the instructions that you receive from your bank, broker, or other nominee regarding steps to take to instruct your bank, broker, or other nominee how to vote your shares. If you do not provide voting instructions, your bank, broker, or other nominee is permitted to use its own discretion and vote your shares on routine matters. However, for non-routine matters, your bank, broker, or other nominee does not have discretionary authority to vote your shares, so your failure to provide voting instructions will result in a “broker non-vote.” The election of directors and approval of the material terms of the performance goals under the 2015 Executive Cash Incentive Plan are considered non-routine matters, so brokers are not permitted to vote your shares with respect to these matters without receiving voting instructions from you.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy materials. This means that only one copy of our proxy materials or the Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household. We will promptly deliver a separate Notice of Internet Availability of Proxy Materials and, if applicable, a separate proxy statement and Annual Report, to you if you contact us by mail at The Rubicon Project, Inc., 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094, Attention: Corporate Secretary or by telephone at (310) 207-0272. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is classified into three classes (designated Class I, Class II and Class III), with members of each class holding office for staggered three-year terms. There are currently three Class I directors, whose terms expire at this Annual Meeting; two Class II directors, whose terms expire at the 2016 annual meeting of stockholders; and two Class III directors, whose terms expire at the 2017 annual meeting of stockholders, in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal.

Our process for nominating director candidates is described below under the caption “Director Candidate Nominating Procedures.” Our board of directors nominated incumbents Frank Addante and Robert J. Frankenberg to stand for election as Class I directors at the Annual Meeting. Each nominee has indicated his willingness to serve if elected, but if he is unable or unwilling to serve, proxies may be voted for a substitute nominee designated by our board of directors. Each nominee, if elected, will hold office until the 2018 annual meeting of stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

Although Jarl Mohn currently is a Class I director, he has decided not to stand for re-election to the board due to the demands of his position as President and CEO of National Public Radio. The board anticipates adding one or more additional directors, but has not yet identified candidates. Accordingly, in order to apportion the number of directors in each class as nearly equal as possible, the board has moved Mr. Frankenberg, who was previously a Class II director, to Class I, and nominated him, along with Mr. Addante, for election at the Annual Meeting. The board has also moved Robert F. Spillane from Class III to Class II, so that after the Annual Meeting each board class will have two directors.

The table below lists the six directors expected to continue in service following the Annual Meeting and their committee assignments. A summary of the background for each nominee and continuing incumbent is set forth after the table. These background summaries include the specific experience, qualifications, attributes, and/or skills that, together with the general characteristics and qualifications described below under the caption “Director Candidate Nominating Procedures,” contributed to our board’s conclusion that the person should serve as a director of the company.

Name			Committee Assignments
	Age(1)	Position	Audit	Compensation	Nominating & Governance	Member Since

Frank Addante	38	Chief Executive Officer, Chief Product Architect, and Chairman				April 2007

Robert J. Frankenberg	67	Lead Director	X	X	X	April 2014

Sumant Mandal	45	Director	X	Chair		May 2007

Gregory R. Raifman	55	President and Director				May 2013

Robert F. Spillane	64	Director		X	Chair	April 2014

Lisa L. Troe	52	Director	Chair		X	February 2014

(1)	As of April 2, 2015

Director Nominees – Class I

Frank Addante is our founder and has served as our Chief Executive Officer since April 2007 and our Chief Product Architect since October 2013. He has been a member and Chairman of our board of directors since 2007. In 2002, Mr. Addante founded the email infrastructure provider StrongMail Systems, Inc. From January 1998 to November 2000, Mr. Addante was CTO and Technology Founder of L90, an Internet advertising company, where he pioneered one of the Internet’s first ad serving platforms, adMonitor. Mr. Addante started his Internet career with the creation of Starting Point, a search engine. As our Chief Executive Officer, Mr. Addante directs our management team in pursuit of our strategic, financial and operating goals. He brings to our board of directors thorough knowledge of our company and extensive experience in advertising automation and related systems engineering, innovation, and executive leadership.

Robert J. Frankenberg joined our board of directors in connection with our initial public offering in April 2014. Mr. Frankenberg has owned NetVentures, a management consulting and investment firm focused on the high tech industry, since 1996. He has served on the boards of directors of public companies Nuance Communications since March 2000, Polycom since October 2013, and Wave Systems since December 2011, and was a member of the board of directors of National Semiconductor until October 2011. He also serves on the boards of private companies Veracity Networks, SQLStream, and Sylvan Source, as well as the Sundance Institute board and the Westminster College Board of Trustees. Prior to its sale in 2004, Mr. Frankenberg chaired Kinzan, a leading provider of Internet services platforms. Mr. Frankenberg was the chairman, president, and CEO of Encanto Networks from June 1997 to July 2000 when the company’s major business was sold to Avaya. Encanto was a leading provider of eBusiness software and services to small business. From April 1994 to August 1996, Mr. Frankenberg was the Chairman/CEO of Novell, a networking software company. Prior to Novell, Mr. Frankenberg was the Vice President & Group General Manager of Hewlett-Packard’s Personal Information Products Group, responsible for HP’s personal computer, server, networking, office software, calculator, and consumer product lines. Mr. Frankenberg joined Hewlett-Packard in 1969 as a manufacturing technician, later became a design engineer, software designer, project manager, engineering and marketing executive, and general manager. He became a corporate vice president in 1990 and general manager of the Personal Information Products Group in 1991. He served in the US Air Force from 1965 to 1969. Mr. Frankenberg previously served on various other boards, including for America OnLine (AOL), and holds several computer design patents. He brings to the board a deep knowledge of software, computer networks and systems, business operations, the technology industry, and public company governance and board service.

The Board of Directors recommends a vote FOR the election of Frank Addante and Robert Frankenberg as Class I directors.

Incumbent Directors – Class II

Sumant Mandal has been a member of our board of directors since May 2007. Mr. Mandal has been a Managing Director at Clearstone Venture Partners, a leading early stage venture capital firm that has been the initial investor in companies such as Paypal, Netzero, MP3.com, Overture and many others, since 2004. Since June 2014, he has also been a Managing Director at March Capital Partners, an early stage venture capital firm. Mr. Mandal has been investing in technology businesses for over 12 years. He is co-founder of The Hive and The Fabric, companies that incubate and invest in early stage technology businesses. Mr. Mandal sits on the boards of multiple private companies where he is lead investor. Prior to his venture capital career, Mr. Mandal co-founded multiple businesses in the online media, energy and industrial systems sectors, both in the U.S. and India. Mr. Mandal is also a Charter Member of TiE, a not-for-profit global network of entrepreneurs and professionals. Mr. Mandal brings to the board his years of experience in founding, investing in and growing technology and online media businesses.

Robert F. Spillane joined our board of directors in connection with our initial public offering in April 2014. Since 1998, Mr. Spillane has been a Managing Principal at DigaComm, L.L.C., a private investment firm that leads early-stage venture capital transactions, primarily involving companies in technology and digital media. Mr. Spillane was formerly a Principal and President and CEO of the investment group DM Holdings, Inc., which was formed in 1991 to acquire Donnelley Marketing, Inc. from The Dun and Bradstreet Corporation. Donnelley Marketing was a leading direct marketing and information services company. Mr. Spillane served as President and CEO, and on the board of directors of Donnelley Marketing, Inc. Prior to joining DM Holdings, Mr. Spillane was the Executive Vice President of Diamandis Communications, Inc., then a leading consumer magazine publisher, formed in 1987 in a leveraged buyout of CBS Magazines from CBS Inc., and also served as a member of the Diamandis board of directors from 1987 to 1990. Prior to Diamandis, Mr. Spillane held various executive positions with CBS, Inc., including Senior Vice President Group Publisher, Vice President of Circulation, Vice President General Manager of the CBS Special Interest Magazine Group, and Vice President Sales and Marketing of Fawcett Books. His ten-year career at CBS culminated in service from 1985 to 1987 as Senior Vice President, Publishing of CBS Magazines. In that capacity, he was directly responsible for 10 magazines. From 1972 to 1977, Mr. Spillane held various positions with Chesebrough Ponds, Inc. Mr. Spillane also served on the board of directors of TVSM, Inc., a private media company, from 1992-1998. Mr. Spillane brings to the board expertise in the publishing and advertising businesses, as well as significant experience with operations and mergers and acquisitions.

Incumbent Directors – Class III

Gregory R. Raifman has served as our President since January 2013 and has been a member of our board of directors since May 2013. Since November 2003, Mr. Raifman has served as the managing member of Momentum Sports Group, LLC, which owns and operates the UnitedHealthcare Pro Cycling Team. From February 2010 to October 2010, Mr. Raifman served as the Executive Chairman of LiveRail, Inc., a video ad exchange and real time bidding company. Mr. Raifman co-founded Mediaplex, Inc., a marketing technology solution company, in 1998, and from 1998 to 2001 Mr. Raifman served as the Chairman, Chief Executive Officer and President of Mediaplex, Inc. Mr. Raifman began his career as an attorney, specializing in M&A and corporate financings. Mr. Raifman brings to the board many years of experience in our industry, as well as significant experience as a public company officer and director.

Lisa L. Troe has been a member of our board of directors since February 2014. She is a Senior Managing Director and co-founder of Athena Advisors LLC, a business advisory firm, a position she has held since January 2014. From October 2005 to December 2013, Ms. Troe was a Senior Managing Director in the forensic and litigation consulting practice at FTI Consulting, Inc., a global business advisory firm. From January 1995 to October 2005, Ms. Troe served on the staff of the Division of Enforcement of the U.S. Securities and Exchange Commission’s Los Angeles regional office, including seven years as a branch chief and six years as regional chief enforcement accountant. Her career includes accounting positions in public and private companies and with a Big Four public accounting firm. Ms. Troe is a credentialed National Association of Corporate Directors Governance Fellow and member of the National Association of Corporate Directors, a CPA and member of the American Institute of CPAs. Ms. Troe brings to the board an extensive background in public company governance and oversight, enterprise risk and crisis management, and public company accounting and financial reporting, as well as a diverse experience with many industries allowing her to bring additional perspective to our board.

CORPORATE GOVERNANCE

Director Independence

Rubicon Project is listed on the New York Stock Exchange, which requires that a majority of a listed company’s board of directors be independent. In addition, the rules of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating/corporate governance committees be independent. Under the rules of the New York Stock Exchange, a director will only qualify as an “independent director” if the board of directors affirmatively determines that the director has no material relationship with the company.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has any material relationships with us. As a result of this review, our board of directors has determined that Messrs. Frankenberg, Mandal, Mohn, and Spillane, and Ms. Troe are independent directors as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange for purposes of service on the board and its committees.

Audit committee members must also satisfy the additional, heightened independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides that a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Members of our compensation committee must also satisfy the additional, heightened independence criteria set forth under Rule 10C-1 of the Exchange Act and under the rules and regulations of the New York Stock Exchange. In determining independence for these purposes, a listed company’s board of directors must consider: (i) the source of all compensation paid by the company to a director serving on the compensation committee, other than compensation for serving on the board, including any consulting, advisory or other fees; and (ii) whether the director is an affiliated person of the listed company, any of its subsidiaries or any affiliate of a subsidiary.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors will determine in its discretion from time to time whether the roles of Chairman and Chief Executive Officer should be combined or separated. Because our board believes that strong, independent board leadership is a critical aspect of effective corporate governance, and to promote open discussion among our non-management directors, our Corporate Governance Guidelines provide that, when the Chairman is a non-independent director, the independent directors will designate an independent director to act as Lead Director.

The responsibilities of the Lead Director include: (1) preside at executive sessions of the board in place of the Chairman, as well as at meetings of the board at which the Chairman is not present and meetings of independent or non-management directors; (2) approve information sent to the board; (3) approve the agenda and schedule for board meetings at which the Lead Director will preside, as well as other board meetings if the Chief Executive Officer and Chairman are the same person; (4) serve as liaison between the independent directors and the Chairman and/or Chief Executive Officer on sensitive matters; (5) be available for consultation and communication with major stockholders upon request; and (6) call executive sessions of our board and independent or non-management directors.

Our board believes that it is currently in Rubicon Project’s best interests to have Mr. Addante serve as both Chairman and Chief Executive Officer. Mr. Addante’s wealth of knowledge regarding our operations and the markets in which we compete positions him to best identify matters for board review and deliberation and to serve as a bridge between management and our board, which helps both groups act with a common purpose. Additionally, the combined role of Chairman and Chief Executive Officer facilitates centralized board leadership in one person to provide clarity about accountability. The independent directors have selected Robert J. Frankenberg to serve as Lead Director because of his significant experience as both an executive officer and director and his familiarity with technology companies and public company governance and board operation.

Our board believes that a single leader serving as Chairman and Chief Executive Officer, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for our board at this time. Our board periodically reviews its leadership structure and reserves the right to adopt a different leadership structure in the future.

Board and Committee Meetings

In 2014, our board of directors met 13 times, the audit committee met seven times, the compensation committee met six times, and the nominating & governance committee met two times. The independent directors met in executive sessions without management in connection with six of the board meetings, all of the audit committee meetings, three of the compensation committee meetings, and one of the nominating & governance committee meetings. During 2014, each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which the director then served except Jarl Mohn, who attended 71%.

Our Corporate Governance Guidelines call for us to schedule annual meetings of stockholders to coincide when possible with one of the four regular quarterly board meetings. Directors are expected to attend the annual stockholders’ meeting absent unusual circumstances. A copy of the Guidelines is posted on the “Corporate Governance” section of our Investor Relations website at http://investor.rubiconproject.com. We completed our initial public offering in April 2014, and this is our first annual meeting of stockholders since that time.

Board Committees

Our board of directors has established three standing committees – audit, compensation, and nominating & governance – each of which operates under a written charter that has been approved by our board. Committee membership is indicated in the table above on page 3. A current copy of each committee’s charter is posted on the “Corporate Governance” section of our Investor Relations website at http://investor.rubiconproject.com. Each committee reviews and evaluates, at least annually, the performance of the committee and its members and the adequacy of its charter.

Audit Committee

The audit committee is responsible for, among other things, providing assistance to the board of directors in fulfilling its oversight responsibilities regarding the integrity of our financial statements, our compliance with applicable legal and regulatory requirements, the integrity of our financial reporting processes, including its systems of internal accounting and financial controls, the performance of our internal audit function and our independent registered public accounting firm, and our financial policy matters. The audit committee approves the services performed by our independent registered public accounting firm and reviews their reports regarding our accounting practices and systems of internal control over financial reporting, as applicable. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to confirm that they are independent. Our board of directors has determined that each member of our audit committee satisfies SEC requirements for independence and the independence and financial literacy requirements of the New York Stock Exchange. Our board of directors has also determined that Lisa L. Troe qualifies as an “audit committee financial expert,” as defined in the SEC rules.

Compensation Committee

The compensation committee is responsible for, among other things, overseeing our overall compensation structure, policies and programs, and assessing whether our compensation structure establishes appropriate incentives for officers and employees. The compensation committee also reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, sets the compensation of these officers based on such evaluations and reviews, and, except with respect to his own compensation, based on the recommendation of the Chief Executive Officer, and recommends to the board of directors any employment-related agreements, any proposed severance arrangements or change in control or similar agreements with these officers. The compensation committee also administers the issuance of stock options and other awards under our stock plans. The compensation committee is also responsible for the preparation of a report on executive compensation, when and as required by the SEC rules, to be included in our Annual Report and annual proxy statement. Our board of directors has determined that each member of our compensation committee satisfies the requirements for independence under the rules and regulations of both the New York Stock Exchange and the SEC, and is an outside director for purposes of Section 162(m) of the Internal Revenue Code, and a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The compensation committee has the authority, in its sole discretion, to retain or obtain the advice of such consultants, outside counsel and other advisers as it determines appropriate to assist it in the full performance of its functions, at the Company’s expense. Semler Brossy Consulting Group, LLC (“Semler Brossy”) has been engaged by the compensation committee to act as its independent compensation consultant since December 2014. Semler Brossy exclusively provides analysis and advice regarding our executive compensation practices, including with respect to the amount and form of executive and non-employee director compensation. A representative of Semler Brossy attends meetings at which the compensation committee undertakes significant review of, and/or action with respect to, executive officer or non-employee director compensation. Semler Brossy also consults regularly with the Chair of the compensation committee. Semler Brossy reports directly and solely to the compensation committee and performs compensation consulting services for the compensation committee at its request. Semler Brossy is not engaged to perform services directly for our management and the compensation committee believes that Semler Brossy does not have any conflicts of interest or other factors that would adversely impact Semler Brossy’s independence in advising the compensation committee under applicable SEC and New York Stock Exchange rules.

Nominating & Governance Committee

The nominating & governance committee is responsible for, among other things, developing and recommending to the board of directors criteria for identifying and evaluating candidates for directorships and making recommendations to the board of directors regarding candidates for election or reelection to the board of directors at each annual stockholders’ meeting. In addition, the nominating & governance committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to the board of directors concerning corporate governance matters. The nominating & governance committee also is responsible for making recommendations to the board of directors concerning the structure, composition and function of the board of directors and its committees. Our board of directors has determined that each member of our nominating & governance committee satisfies the requirements for independence under the rules and regulations of the New York Stock Exchange.

Director Candidate Nominating Procedures

The process followed by the nominating & governance committee to identify and evaluate director candidates includes requests for recommendations (which may include through retained third-party search firms, as well as less formal methods such as personal contacts), committee meetings from time to time to evaluate biographical information and material relating to potential candidates, and interviews of candidates by board members.

In identifying and evaluating director candidates and determining whether to nominate any particular candidate, the nominating & governance committee considers the director candidates’ specific experience, qualifications, attributes, and skills, together with the following general characteristics and qualifications, which are set forth in our Corporate Governance Guidelines:

i.	highest personal and professional ethics, integrity and values;

ii.	independent, creative and disciplined thought processes;

iii.	practical wisdom and mature judgment;

iv.	broad training and experience at the policy-making or strategic level;

v.	a record of achievement and expertise that is useful to the company and complementary to the background and experience of other board members, so that a useful balance of members on the board can be achieved and maintained;

vi.	willingness to devote the required amount of time to carrying out the duties and responsibilities of board membership;

vii.	commitment to serve on the board over a period of several years to develop knowledge about the company;

viii.	unless management directors, independence under relevant standards; and

ix.	diversity of occupational and personal backgrounds among the members of the board.

While the nominating & governance committee does not have a formal policy regarding board diversity, it is a factor that the nominating & governance committee takes into account in identifying director nominees. The nominating & governance committee believes that diversity is important because different points of view and varied board member backgrounds and practical experience can contribute to the quality of the board’s operations and decision-making, and assesses board diversity, among other things, in its periodic assessment of the composition, operation, and effectiveness of the board.

The nominating & governance committee does not assign specific weights to particular criteria, but does believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will facilitate our board’s fulfillment of its responsibilities.

Stockholders may recommend individuals to the nominating & governance committee for consideration as potential director candidates and inclusion in our proxy statement for the 2016 annual meeting of stockholders by submitting their names, together with appropriate biographical information and background materials. Such information should be sent to the Nominating & Governance Committee, c/o Corporate Secretary, The Rubicon Project, Inc., 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating & governance committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for other candidates. If our board determines to nominate a stockholder-recommended candidate, then his or her name will be included in our proxy materials, including our proxy card, for the 2016 annual meeting of stockholders.

Communicating with the Independent Directors

Stockholders and other interested parties who wish to communicate on any topic with our board, or with a specific director or directors, including the Lead Director or the independent directors as a group, may address such communications to our Board of Directors c/o Corporate Secretary, The Rubicon Project, Inc., 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094.

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Lead Director, or the Chair of the nominating & governance committee, with the assistance of our General Counsel and Chief Financial Officer, is primarily responsible for reviewing communications from stockholders and for providing copies or summaries to the other directors as considered appropriate. In accordance with the procedures outlined in Rubicon Project’s Corporate Governance Guidelines, communications (or summaries thereof) that relate to corporate governance, long-term corporate strategy, and other important substantive matters should be forwarded to the other directors, unless there is a compelling reason not to forward such communications. In general, the director that reviews such communications may decline to forward communications that relate to ordinary business affairs or personal grievances, or are repetitive or duplicative, unless there is a compelling reason to forward such communications.

Board’s Role in Risk Oversight

Our board of directors exercises oversight of risk management consistent with its duty to direct the management of the business and affairs of the company. The audit committee, pursuant to its charter, is responsible for reviewing company practices with respect to risk assessment and risk management. The audit committee works directly with members of senior management and the company’s internal audit staff to fulfill this responsibility and reports as appropriate to our board. Our board’s other committees also participate in risk oversight by considering risk aspects of matters within the scope of their responsibilities.

Oversight of risk is also effected by our board as a whole in various ways.

•	The board reviews the structure and operation of various departments and functions of the company. In those reviews, the board discusses with management risks affecting those departments and functions and management’s approaches to mitigating those risks.

•	The board reviews and approves each year’s operating plan and budget, and these reviews cover risks that could affect the plan and measures to cope with those risks.

•	In its review and approval of our Annual Reports on Form 10-K, the board reviews and discusses with management the company’s business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis” sections of the document. The audit committee conducts a similar process quarterly in connection with the preparation of Quarterly Reports on Form 10-Q.

•	When the board reviews particular transactions and initiatives that require board approval as a legal matter, or that otherwise merit board involvement, the board generally includes related risk analysis and mitigation plans among the matters addressed with management.

The day-to-day identification and management of risk is the responsibility of the company’s management. As the market environment, industry practices, regulatory requirements, and the company’s business evolve, it is expected that management and our board will respond with appropriate adaptations to risk management and oversight.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. The full text of our Code of Business Conduct and Ethics is posted on the “Corporate Governance” section of our Investor Relations website at http://investor.rubiconproject.com. We intend to post any amendment to our Code of Business Conduct and Ethics, and any waivers of the Code for directors and executive officers, on the same website.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Messrs. Frankenberg, Mandal, Mohn, and Spillane served on our compensation committee. None of the members of our compensation committee is or has at any time been an officer or employee of Rubicon Project. There are no interlocking relationships (and there were no such interlocking relationships during 2014) between our board of directors, executive officers or our compensation committee and the board of directors, executive officers or the compensation committee of any other company.

DIRECTOR COMPENSATION

Each non-employee director is compensated for service on our board through a combination of annual cash retainers and equity awards. In order to align the interests of non-employee directors and stockholders, equity awards constitute a substantial majority of total director compensation.

Directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors, such as attendance at board or committee meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws.

Annual Cash Fees

Our non-employee directors receive annual retainer fees as described in the table below for board and committee service. The fees are paid in four equal quarterly advance installments and prorated for any partial year of board service. We commenced payment of cash board fees on February 1, 2014.

Position	Retainer
Board Member	$30,000
Audit Committee Chair	20,000
Compensation Committee Chair	12,500
Nominating & Governance Committee Chair	7,500
Audit Committee Member	10,000
Compensation Committee Member	5,000
Nominating & Governance Committee Member	3,500
Lead Director	15,000

Equity Awards

Equity compensation for non-employee directors consists of (i) an initial equity award with a calculated value of $450,000 for each newly-elected or appointed non-employee director, and (ii) annual awards with a calculated value of $175,000. The initial annual award is subject to proration for the portion of the year following commencement of board service for non-employee directors who join during a year. Before our initial public offering, our non-employee directors did not receive any equity compensation. In connection with our initial public offering, sitting non-employee directors received an initial equity award and a 13-month pro-rata annual award for the period from the initial public offering to the anticipated date of our 2015 annual meeting of stockholders.

Each equity award consists of stock options for a number of shares determined by dividing half of the calculated value of the award by the fair value of a single option on the grant date determined for financial accounting purposes, and restricted stock units covering a number of shares determined by dividing half of the calculated value of the award by the closing price of a share of our common stock on the grant date. Stock options are granted with a per share exercise price equal to the closing price of a share of our common stock on the grant date.

Initial equity awards vest, subject to continued board service, in three equal annual increments, on the first, second, and third anniversaries of the grant date or, if earlier, upon (but effective immediately prior to) the occurrence of a change in control of the company. Annual equity awards vest, subject to continued board service, on the first anniversary of the date of grant or, if earlier, upon (but effective immediately prior to) the occurrence of either (1) a change in control of the company or (2) the first regular annual meeting following the grant of such annual equity awards. In addition, if a non-employee director ceases board service for any reason other than removal for cause before vesting in full of equity awards, then the stock options and restricted stock units comprising that director’s awards vest with respect to a pro-rata portion of the underlying shares (up to but not exceeding the number of unvested shares remaining subject to such awards) determined based upon the period of board service. Vesting of equity awards will cease, and unvested equity awards will lapse, upon a recipient’s removal for cause from board service.

2014 Director Compensation Table

The following table sets forth all compensation provided to Rubicon Project non-employee directors for 2014.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2)(4) ($)	Total ($)
Robert J. Frankenberg(5)	33,750	319,250	319,250	672,250

Sumant Mandal(5)(6)	45,833	319,250	319,250	684,333

Jarl Mohn(5)(7)	38,333	319,250	319,250	676,833

Robert F. Spillane(5)	28,875	319,250	319,250	667,375

Lisa L. Troe(5)	44,703	319,250	319,250	683,203

(1)	Consists of annual board, board committee, and chair retainer fees. See the narrative disclosure above for a description of such fees.
(2)

In accordance with the rules of the SEC, the amounts shown for the stock awards and option awards are the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation,” but excluding the effect of estimated forfeitures. The company’s stock awards valuation approach and related assumptions are described in Note 2 “Basis of Presentation and Summary of Significant Accounting Policies – Stock-Based Compensation” and Note 12 “Stock-Based Compensation” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The reported amounts do not necessarily reflect aggregate income that may be recognized by the individual for income tax purposes upon vesting of awards or sale of shares, or the value that may be realized by the individual upon sale of shares, which amounts will depend upon the fair market value of the shares at the times that the awards vest and shares are sold and may be more or less than the amount shown.
(3)	Stock awards include an initial award issued in April 2014 with an aggregate grant date fair market value as described in footnote 2 of approximately $225,000 (constituting half of the total initial equity award described above) that vests over three years of continued board service following the grant date, and an annual award issued in April 2014 with an aggregate grant date fair market value as described in footnote 2 of $94,250 (constituting half of the total annual equity award described above and pro-rated for 13 months from the date of our initial public offering to the anticipated date of our 2015 annual meeting of stockholders) that vests over the period from issuance to the date of the Annual Meeting.
(4)	Option awards include an initial award issued in April 2014 with an aggregate grant date fair market value as described in footnote 2 of $225,000 (constituting half of the total initial equity award described above) that vests over approximately three years of continued board service, and an annual award issued in April 2014 with an aggregate grant date fair market value as described in footnote 2 of $94,250 (constituting half of the total annual equity award described above and pro-rated for 13 months from the date of our initial public offering to the anticipated date of the Annual Meeting) that vests over the period from issuance to the date of the Annual Meeting.
(5)	At December 31, 2014, each non-employee director had outstanding 21,283 stock awards in the form of restricted stock units issued in April 2014, of which 15,000 were issued as initial awards vesting over approximately three years from their issuance date and 6,283 were issued as annual awards vesting over approximately one year from their issuance date; and stock options for 42,392 shares of common stock with an exercise price of $15.00 per share, of which 29,184 were issued as initial awards vesting over approximately three years from their issuance date and 13,208 were issued as annual awards vesting over approximately one year from their issuance date.
(6)	Mr. Mandal’s equity compensation for board service is beneficially owned by Clearstone Venture Management III, LLC, which is the general partner of the Clearstone entities that own shares of our stock, as described below in “Common Stock Ownership of Certain Beneficial Owners and Management.”
(7)	Jarl Mohn’s term as a Class I director expires at the Annual Meeting, and he has decided not to stand for re-election due to the demands of his position as President and CEO of National Public Radio.

PROPOSAL 2 — APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE RUBICON PROJECT, INC. 2015 EXECUTIVE CASH INCENTIVE PLAN

General

The Board of Directors of the Company has adopted the Rubicon Project, Inc. 2015 Executive Cash Incentive Plan (the “Executive CIP”). The complete text of the Executive CIP is attached as Exhibit A to this Proxy Statement. Capitalized terms used in this Proposal shall have the meanings set forth in the Executive CIP unless otherwise indicated.

Purpose

The purpose of the Executive CIP is to provide for the payment of annual bonuses to certain officers and employees of the Company that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”) and would therefore not be subject to limitations on deductibility under Code Section 162(m). The rules and regulations promulgated under Code Section 162(m) are complicated, however, and may change from time to time, sometimes with retroactive effect. As such, there can be no guarantee that any award intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) will so qualify.

Under Code Section 162(m) and interpretive guidance issued by the Internal Revenue Service, as currently in effect, the amount of compensation earned by the Chief Executive Officer, and up to three other most highly paid executive officers of the Company whose compensation is required to be reported to shareholders under the

Securities Exchange Act of 1934, as amended (not including the chief financial officer) in the year for which a deduction is claimed by the Company, is limited to $1 million per individual. However, compensation that qualifies as “performance-based” within the meaning of Code Section 162(m) will be excluded for purposes of calculating the amount of compensation subject to the $1 million limitation. The affected executive officers are referred to as “Covered Officers.” Note that although Mr. Tappin serves as the Company’s chief financial officer, he also serves as the chief operating officer as well, and therefore the Company has determined that he should be treated as a “Covered Officer” so long as this service continues. Without a plan or similar arrangement such as the Executive CIP, an annual cash incentive bonus paid to a Covered Officer could not qualify as “performance-based compensation.” Therefore, without the Executive CIP, the Company would not be able to take a federal tax deduction for any portion of an annual cash incentive bonus paid to a Covered Officer that causes the includable compensation paid to that officer for a particular fiscal year of the Company to exceed $1 million.

Proposal

Stockholders are being asked to approve the material terms of the performance goals under the Executive CIP. In order for compensation to be treated as “performance-based” under Code Section 162(m), the material terms under which the compensation is to be paid must be disclosed to the Company’s stockholders and approved, both at the time of the plan’s adoption and thereafter at least once every five years, by a majority of the vote in a separate vote of the stockholders. For purposes of Code Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects is discussed below, and, as noted above, stockholders are being asked under this proposal to approve each of these aspects of the Executive CIP for purposes of the approval requirements of Code Section 162(m). Stockholders are not being asked to approve the Executive CIP itself.

If for any reason our stockholders do not approve the material terms of the performance goals under the Executive CIP, there will be no impact on the terms of the Executive CIP. The Executive CIP will continue to remain in existence and awards may continue to be made under the Executive CIP. The only impact on the Company will be that some or all of the value of certain bonuses paid under the Executive CIP that are based on the achievement of one or more performance goals may not be deductible by the Company under the Code as a result of the limitations imposed under Code Section 162(m).

Summary of the Executive CIP

Administration. The Compensation Committee administers the Executive CIP and has final authority to construe and interpret it. The Compensation Committee annually selects the officers and employees of the Company and its affiliates who are eligible to receive an award under the Executive CIP. The Executive CIP sets forth the conditions under which a participant in the Executive CIP may be entitled to receive a bonus and the maximum amount of that bonus. However, the Compensation Committee retains authority to reduce or eliminate the amount of a bonus. Subject to the requirements for qualifying compensation as “performance-based”, the Compensation Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Executive CIP.

Participation. The Company’s Chief Executive Officer, its President, its Chief Operating Officer and Chief Financial Officer, and any other officer or other employee of the Company designated by the Committee for participation in the Plan in any Performance Period are eligible to participate in the Executive CIP. The number of persons currently eligible to participate in the Executive CIP is approximately 25.

Performance Goals. The Compensation Committee determines the goal or goals applicable to a participant with respect to awards issued under the Executive CIP. For any given Performance Period, the Committee will establish the performance goal(s) not later than the earlier of (1) 90 days after the commencement of the Performance Period and (2) the end of the first 25 percent of the Performance Period. The goal or goals that may be selected by the Committee for use in a given Performance Period, and may be established with respect to all or part of the business, or on a relative or absolute basis, and for items listed in this definition that are prepared for purposes of the Company’s financial statements on a GAAP basis, either on a GAAP basis or on a non-GAAP basis consistently used and disclosed by the Company, are as follows, in each case measured in the aggregate or with respect to any part of the Company’s business as applicable: (1) revenue (which shall have the definition used by the Company for purposes of preparing its financial statements and guidance to financial analysts following the Company); (2) adjusted EBITDA (which shall have the definition used by the Company for purposes of preparing its financial statements and guidance to financial analysts following the Company); (3) managed revenue (which shall have the definition used by the Company for purposes of preparing its financial statements and guidance to financial analysts following the Company); (4) take rate; (5) profit before tax; (6) billings; (7) revenue; (8) earnings (which may include earnings before interest, taxes, depreciation and amortization, or some of them, or net earnings); (9) operating income; (10) operating margin; (11) operating profit; (12) controllable operating profit, or net operating profit; (13) net profit; (14) gross margin; (15) operating expenses or operating expenses as a percentage of revenue; (16) net income; (17) earnings per share; (18) total stockholder return, calculated either solely with respect to the Company’s performance or relative to a benchmark; (19) market share; (20) return on assets or net assets; (21) the Company’s stock price; (22) growth in stockholder value relative to a pre-determined index; (23) return on equity; (24) return on invested capital; (25) cash flow (including free cash flow or operating cash flows); (26) cash conversion cycle; (27) economic value added; (28) individual confidential business objectives; (29) contract awards or backlog; (30) overhead or other expense reduction; (31) credit rating; (32) strategic plan development and implementation; (33) succession plan development and implementation; (34) attainment of hiring and/or workforce composition objectives; (35) customer indicators; (36) new product invention or innovation; (37) attainment of research and development objectives; (38) improvements in productivity; (39) achievement in quality product production and/or performance; (40) bookings; (41) customer service measures; and (42) customer satisfaction. The Compensation Committee shall adjust any evaluation of performance under a performance goal to exclude the impact of any acquisitions or dispositions, any unusual or infrequently recurring items as described in Accounting Standards Codification 225-20 and/or in Management’s Discussion and Analysis of Financial Conditions and Results of Operations appearing in the Company’s Annual Report to shareholders for the applicable year, or the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results, all to the extent allowable under Code Section 162(m) in order to preserve the treatment of payouts under the Executive CIP as “performance-based compensation”.

Performance Period. The Compensation Committee selects the performance period under the Executive CIP. The performance period generally coincides with the Company’s fiscal year, which is the calendar year. The Committee is not required to establish the same performance period for each participant.

Award Payments. The Compensation Committee, in its sole and absolute discretion, establishes target awards for participants in the Executive CIP. Target awards are expressed as a specific dollar amount or a percentage of a participant’s base salary, and may not exceed $1,000,000. The maximum annual award amount that may be earned by any participant under the Executive CIP is 200% of the target award, and therefore may not exceed $2,000,000.

The group of eligible employees, the list of performance goals and the maximum payout in the event of the achievement of the selected performance goals are set forth in the Executive CIP. The Compensation Committee does not have the authority to amend these terms without obtaining approval of the Company’s stockholders. However, based on its authority to exercise “negative discretion” to reduce the amount of the award from the maximum annual award (assuming that the applicable performance goal or goals are achieved) the Compensation Committee may specify a lesser award opportunity for a participant in any calendar year.

The Company’s achievement of the performance goal or goals under Code Section 162(m) does not assure that the maximum award will be payable to a participant because the Compensation Committee retains “negative discretion” to reduce the award based upon the assessment of an individual’s performance and the attainment of other Company performance objectives.

Awards earned will generally be paid on or before March 15 of the year following the year with respect to which they were earned upon certification in writing by the Compensation Committee of the achievement of the performance goal, the application of any negative discretion, and the amount of the bonus to be paid to each participant in the Executive CIP.

Recoupment of Awards. In the event of a restatement of the Company’s financial results to correct a material error resulting from fraud or intentional misconduct, the Board of Directors or the Compensation Committee will review all compensation that was made pursuant to the Executive CIP on the basis of having met or exceeded specific performance targets for calendar years which occur during the years for which financial statements are restated. If a lower bonus payment would have been made to the participants in the Executive CIP based upon the restated financial results, the Company will seek recoupment of the amount by which the bonuses for the restated years exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest. The Board or the Compensation Committee will only seek to recoup bonuses paid to participants whose fraud or intentional misconduct was a significant contributing factor to the need for such restatement and were paid within three years prior to the date on which the Company announces the need for the applicable financial statements to be restated.

Amendments & Termination. The Compensation Committee may at any time amend, suspend or terminate the Executive CIP, but no modification or amendment will be effective unless it complies with all applicable laws and applicable requirements for exemption (to the extent necessary) under Code Section 162(m) and the regulations promulgated thereunder.

Vote Required for Approval

Approval of the Executive CIP requires an affirmative vote of a majority of the votes represented in person or by proxy at the Annual Meeting and entitled to vote thereon.

The board of directors unanimously recommends that stockholders vote FOR the approval of the material terms of the performance goals under The Rubicon Project, Inc. 2015 Executive Cash Incentive Plan.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF PRICEWATERHOUSE COOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2010. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our board of directors believes it is advisable as a matter of good corporate governance to give stockholders an opportunity to ratify this selection. If this proposal is not ratified at the Annual Meeting, the audit committee may (but will not be required to) reconsider its selection of PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Independent Registered Public Accounting Firm Fees

The aggregate fees billed for audit and other services provided in the last two fiscal years by our independent registered public accounting firm, PricewaterhouseCoopers LLP, are as follows:

Fee Category	2014	2013
Audit Fees(1)	$1,842,845	$1,322,655
Audit-Related Fees(2)	—	—
Tax Fees(3)	79,387	85,082
All Other Fees(4)	3,600	3,600

Total	$1,925,832	$1,411,337

(1)	Audit Fees cover professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, and services normally provided by the accountant in connection with statutory and regulatory filings or engagements. Audit Fees for 2014 and 2013 included fees of $516,785 and $141,807 relating to PricewaterhouseCoopers LLP services related to our initial public offering, comfort letter, consents and reviews of other documents filed with the SEC.
(2)	Audit-Related Fees cover assurance and related services that are reasonably related to the performance of audit or review of our financial statements and not reported as Audit Fees.
(3)	Tax Fees cover tax compliance, advice, and planning services and consisted primarily of review of consolidated federal income tax returns and foreign tax issues.
(4)	All Other Fees in 2014 and 2013 related to license fees for accounting research software.

Pre-Approval Policy and Procedures

The audit committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services that are to be provided by our independent registered public accounting firm. The audit committee will not approve non-audit services that are prohibited by the rules of the SEC and Public Company Accounting Oversight Board for the independent registered public accounting firm.

On an annual basis, the independent registered public accounting firm will propose to the audit committee an audit plan and engagement letter describing services expected to be provided by the auditor and related fees. The final engagement letter and fees agreed by Rubicon Project acting pursuant to the direction of the audit committee, and all of the services covered by the final engagement letter, will be considered pre-approved by the audit committee.

The audit committee or the Chair of the audit committee acting by delegated authority will approve, if necessary, any changes in terms, conditions and fees under the engagement letter resulting from changes in the audit scope, company structure or other matters.

The audit committee has delegated to the Chair of the audit committee the authority to approve on a case-by-case basis any audit or non-audit services, in amounts up to $200,000 (1) per engagement, (2) per additional category of services, or (3) in excess of pre-approved amounts for the specified service. The Chair then reports any services so approved to the audit committee at its next regularly scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The audit committee of Rubicon Project’s board of directors is composed of three members and acts under a written charter that has been approved by Rubicon Project’s board of directors. The members of the audit committee are independent directors, based upon standards set forth in applicable laws, rules, and regulations.

The audit committee has reviewed and discussed the audited financial statements with management, and has discussed with Rubicon Project’s independent registered public accounting firm (the “independent accounting firm”) the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board.

The audit committee has also received the written disclosures and the letter from the independent accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent accounting firm its independence.

Management is responsible for the company’s financial reporting process and the system of internal controls, including internal control over financial reporting, and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The independent accounting firm is responsible for the audit of the consolidated financial statements. The audit committee’s responsibility is to monitor and oversee these processes and procedures. The members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields. The audit committee relies, without independent verification, on the information provided by and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity, and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The audit committee also relies on the opinion of the independent accounting firm on the consolidated financial statements. The independent accounting firm is not required to attest to the effectiveness of the company’s internal control over financial reporting until the company’s first Annual Report required to be filed with the SEC following the later of the date the company is deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act, or the date the company is no longer an “emerging growth company,” as defined in the Jumpstart Our Businesses Act of 2012.

The audit committee’s meetings facilitate communication among the members of the audit committee, management, the internal auditors, and the independent accounting firm. The audit committee separately met with each of the internal auditors and independent accounting firm, with and without management, to discuss the results of their examinations and their observations and recommendations regarding Rubicon Project’s internal controls. The audit committee also met separately with management.

Based on its discussions with management and the independent accounting firm, and its review of the representations and information provided by management and the independent accounting firm, the audit committee recommended to Rubicon Project’s board of directors that Rubicon Project’s audited financial statements for the fiscal year ended December 31, 2014 be included in Rubicon Project’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

By order of the audit committee of the board of directors of Rubicon Project,

AUDIT COMMITTEE

Lisa L. Troe, Chair
Robert J. Frankenberg
Sumant Mandal

EXECUTIVE OFFICERS

The table below sets forth certain information regarding our executive officers.

Name	Age(1)	Position
Frank Addante	38	Chief Executive Officer, Chief Product Architect and Director (Chairman of the Board)
Gregory R. Raifman	55	President and Director
Todd Tappin	53	Chief Operating Officer and Chief Financial Officer
David L. Day	53	Chief Accounting Officer
Brian W. Copple	54	General Counsel and Corporate Secretary

(1)	As of April 2, 2015

Frank Addante. See “Item No. 1: Election of Directors” for Mr. Addante’s biography.

Gregory R. Raifman. See “Item No. 1: Election of Directors” for Mr. Raifman’s biography.

Todd Tappin has served as our Chief Operating Officer and Chief Financial Officer since January 2013. Mr. Tappin served as the Chief Executive Officer of TrueX, a leader in engagement and value exchange advertising, from October 2010 to January 2013. Prior to that, Mr. Tappin served as Managing Director of The Gores Group, a Los Angeles, California based private equity firm from January 2009 to October 2010. Previously, Mr. Tappin was founding Chief Financial Officer of Helio, Inc., a telecommunications company, and the founding Chief Financial Officer of Overture, the pioneer of paid search, where he led Overture’s initial public offering and follow-on offering and led the sale of Overture. Prior to Overture, Mr. Tappin spent six years as a senior executive at certain subsidiaries of News Corporation, a global media conglomerate, which were subsequently spun out as 21st Century Fox. Mr. Tappin ultimately held three simultaneous positions as the Senior Vice President of Finance for Twentieth Century Fox Home Entertainment, the Senior Vice President of Finance for Fox Interactive, and General Manager for Twentieth Century Fox Home Entertainment, Canada.

David L. Day has served as our Chief Accounting Officer since March 2013. From May 2011 to March 2013, Mr. Day served as the Chief Accounting Officer at ReachLocal, Inc., a public company servicing small and medium-sized businesses as their digital ad agency. Prior to that, Mr. Day provided finance and accounting-related consulting services to technology and telecommunications companies and was co-founder of SignJammer Corporation, a start-up in the out-of-home advertising market, from 2008 to 2011. His career also includes experience as Vice President of Finance for Spot Runner, a technology-based ad agency for small and medium-sized business, Senior Vice President of Finance for Yahoo Search Marketing, Senior Vice President of Finance and Corporate Controller of Overture, and public accounting experience with PricewaterhouseCoopers and Arthur Andersen.

Brian W. Copple has served as our General Counsel since July 2013. Previously, Mr. Copple served as General Counsel and Corporate Secretary of two other publicly-traded companies: Eclipsys Corporation, a provider of electronic health record software and related services to hospitals, from May 2005 until December 2010, and Exult, Inc., a provider of business process outsourcing services, from February 2000 until January 2005. Prior to his service at Exult, Inc., Mr. Copple practiced law for 11 years with Gibson, Dunn & Crutcher LLP, including three years as a partner. Before joining Rubicon Project, Mr. Copple was engaged in private law practice from January 2011 to April 2012, and served as General Counsel and Corporate Secretary of Accumen, Inc. from April 2012 to July 2013.

Election of Officers

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

The following tables and narratives describe the 2014 and 2013 compensation provided to our named executive officers, Frank Addante, Gregory R. Raifman and Todd Tappin.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1)(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)		Total ($)
Frank Addante	2014	388,750	—	9,938,671	—	739,500	—		11,066,921
Chief Executive Officer & Chief Product Architect	2013	280,000	2,013	—	—	265,507	—		547,520

Gregory	2014	403,500	—	5,798,525	—	434,496	29,217	(5)	6,665,738
R. Raifman President	2013	279,615	—	—	3,936,539	152,011	81,503	(6)	4,449,668

Todd Tappin	2014	390,000	—	5,205,625	—	445,760	—		6,041,385
Chief Operating Officer & Chief Financial Officer	2013	279,615	—	—	2,974,324	130,730	—		3,384,669

(1)	In accordance with the rules of the SEC, these amounts are the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, but excluding the effect of estimated forfeitures. The company’s stock awards valuation approach and related assumptions are described in Note 2 “Basis of Presentation and Summary of Significant Accounting Policies – Stock-Based Compensation” and Note 12 “Stock-Based Compensation” to the Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The reported amounts do not necessarily reflect aggregate income that may be recognized by the individual for income tax purposes upon vesting of awards or sale of shares, or the value that may be realized by the individual upon sale of shares, which amounts will depend upon the fair market value of the shares at the times that the awards vest and shares are sold and may be more or less than the amount shown.
(2)	A portion of the awards are performance-based restricted stock. The value of the performance-based restricted stock included in the table, based upon assumptions regarding the probable outcome of the applicable performance conditions, is $1,315,000 for Mr. Addante, $1,216,375 for Mr. Raifman, and $1,150,625 for Mr. Tappin. If we had assumed the highest level of performance conditions will be achieved, the value of such awards would have been $1,622,000 for Mr. Addante, $1,500,350 for Mr. Raifman, and $1,419,250 for Mr. Tappin.
(3)	The 2013 stock option awards to Messrs. Raifman and Tappin were granted on February 22, 2013. Subsequently a valuation of the company dated as of March 1, 2013 was performed, resulting in a higher fair market value of our shares than reflected in the original exercise price of the options. Accordingly, the board of directors reconsidered the fair value of the common stock and, on November 14, 2013, increased the per share exercise price of the options granted on February 22, 2013 to $7.80, reflecting the revised estimated fair value of the common stock.
(4)	Cash incentive amounts earned by the named executive officers for service during the year, including amounts paid subsequent to that year based upon performance during that year.
(5)	Relocation expenses consisting of rental of a corporate apartment.
(6)	Relocation expenses, including $77,533 for rental of a corporate apartment.

Outstanding Equity Awards as of December 31, 2014

The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2014.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(2)	Market Value of Shares of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Shares that Have Not Vested ($)(3)
	Exercisable	Unexercisable
Frank Addante					161,876	2,612,679
					87,500	1,412,250
							100,000	1,614,000
Gregory R. Raifman	376,473	409,227	$7.80	2/22/2023
					56,875	917,963
					86,719	1,399,645
					93,750	1,513,125
							92,500	1,492,250
Todd Tappin	284,460	309,190	$7.80	2/22/2023
					54,687	882,648
					82,031	1,323,980
					75,000	1,210,500
							87,500	1,412,250

(1)	The grant date of each stock option is ten years before the expiration date shown in the table, and all of the stock options vest (or vested) as a result of service to the company with respect to 25% of the underlying shares on or shortly following the first anniversary of the grant date and with respect to the remaining 75% of the underlying shares in equal monthly installments over the following 36 months.
(2)	The numbers in this column represent restricted stock awards that were granted in May 2014. The scheduled vesting dates for these awards are May 15 and November 15 of each year. The award to Mr. Addante with 161,876 shares remaining unvested vests in equal installments over the next three scheduled vesting dates, ending May 15, 2016. The awards to Messrs. Addante, Raifman, and Tappin with 87,500, 56,875, and 54,687 shares, respectively, remaining unvested, vest in equal installments over the next seven scheduled vesting dates, ending May 15, 2018. The awards to Messrs. Raifman and Tappin with 86,719 and 82,031 shares, respectively, remaining unvested, vest with respect to 20% of such shares in equal installments over the next six scheduled vesting dates, ending November 15, 2017, with respect to 26.7% of such shares in eight equal installments on the scheduled vesting dates beginning May 15, 2015 and ending November 15, 2018, and with respect to 53.3% of such shares in eight equal installments on the scheduled vesting dates beginning May 15, 2016 and ending November 15, 2019. The awards to Messrs. Raifman and Tappin with 93,750 and 75,000 shares, respectively, remaining unvested, vest with respect to 20% of such shares in equal installments over the next three scheduled vesting dates, ending May 15, 2016.
(3)	In accordance with the rules of the SEC, the values represent the product of the number of shares that have not vested and $16.14, which was the closing market price of the company’s Common Stock on December 31, 2014. The reported amount does not necessarily reflect the value that may be realized by the individual because the awards vest over four or five years from the date of grant contingent upon continued employment, and the actual amount received upon sale of shares will depend upon the fair market value of the shares at the times they are sold.
(4)

The shares in this column had not vested and had not been earned as of December 31, 2014. On February 15, 2015, a portion of these shares were vested, as follows: 29,194 for Mr. Addante, 27,005 for Mr. Raifman, and 25,545 for Mr. Tappin; these vested but not earned shares will become fully earned and released from escrow on May 15, 2015 if service continues until that date. The balance of the shares can become vested on a quarterly basis each February 15, May 15, August 15, and November 15 over a seven-year performance period ending on May 15, 2021, or at the time of a change in control of the company, as a result of achievement of superior performance of the company’s common stock compared to the NASDAQ Internet Total Return index; to the extent vested on a May 15 or November 15, or at the time of a change in control of the company, such awards are immediately fully earned, and to the extent vested on a February 15 or August 15, such awards are fully earned on the ensuing May 15 or November 15 based on further continued service until that date.

Rubicon Project’s Compensation Framework

The compensation committee considers, determines, reviews, and revises all components of each executive officer’s compensation. It may not delegate that responsibility. The compensation committee also has oversight of and consults with management regarding executive and non-executive employee compensation plans and programs, including administration of our equity incentive plans. The compensation committee also periodically reviews the compensation of directors for service on the board and its committees and recommends any changes in compensation to the board. The board makes the final decisions with respect to the compensation of directors.

The compensation committee retains an independent executive compensation consultant, Semler Brossy, to provide input, analysis, and advice about the company’s executive compensation. During 2014, Semler Brossy’s work with the compensation committee included analysis, advice, and recommendations on total compensation philosophy; peer groups and benchmarking; pay positioning (by pay component and in total); compensation program design, including program goals, components, and metrics; equity usage and allocation; compensation trends in comparable business sectors and in the general marketplace for senior executives; regulatory factors; risk assessment under the company’s compensation programs; and the compensation of the CEO and the other named executive officers, including advice on the design of cash-based and equity-based compensation awarded following the company’s initial public offering.

Executive officers do not propose or seek approval for, or have any decision-making authority with respect to, their own compensation. The CEO makes recommendations to the compensation committee on the base salary, annual incentive cash targets, and equity awards for each named executive officer other than himself, based on his assessment of each executive officer’s performance during the year and other factors, including the CEO’s review of compensation survey data.

Performance reviews for the CEO and other named executive officers consider various factors that may vary depending on the role of the individual officer, including: strategic capability — how well the executive officer identifies and develops relevant business strategies and plans; execution — how well the executive officer executes strategies and plans; and leadership capability — how well the executive officer leads and develops the organization and its people. An annual performance review of the CEO is managed by the compensation committee based upon various factors including CEO, management team, and company performance, discussion with the independent directors, and input from senior management. The compensation committee considers this review in determining the CEO’s base salary, annual incentive cash target, and equity awards.

Risk Assessment in Compensation Programs

Management assessed the company’s executive and broad-based compensation and benefits programs on an overall basis to determine whether the programs’ provisions and operations create undesired or unintentional material risk. This risk assessment process takes into account numerous compensation terms and practices that the company maintains which aid in controlling risk, including the mix of cash, equity, and near- and long-term incentive programs, the use of multi-year vesting periods for equity awards, and a variety of performance criteria for incentive compensation, the claw-back provisions that apply to our annual incentive cash plan and equity plan, and the cap on the maximum cash incentive and equity incentive grants for our top executives. This risk assessment process also included a review of program policies and practices, program analysis to identify risk and risk controls, and determinations as to the sufficiency of risk identification and risk control, the balance of potential risk to potential reward, and the significance of the programs and their risks to company strategy. Although we reviewed all significant compensation programs, we focused on programs with variable payout, in particular assessing the ability of participants to directly affect payouts, and the controls on such situations. In addition, the compensation committee oversees management’s annual assessment of the risks associated with the company’s compensation programs.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the company as a whole. We also believe that our incentive compensation programs do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the company’s risk-management practices; and are supported by the Compensation Committee’s oversight of our executive compensation programs.

Employment Arrangements

The NEOs serve on an at-will basis. The company has employment agreements with the NEOs that confirm the at-will nature of their employment and provide for a base salary, eligibility to receive an annual performance bonus, and eligibility to participate in employee benefit or group insurance plans maintained from time to time by the company. The company is also party to agreements with the NEOs providing for the severance benefits described below under “Post-Employment Compensation and Change in Control Payments and Benefits.”

Incentive Compensation

Annual Incentive. During 2013 and 2014, our NEOs were eligible to receive cash incentive payments determined based upon the achievement of pre-established performance goals. For 2013, the target award opportunities were $198,800 for Mr. Addante, $150,000 for Mr. Raifman, and $129,000 for Mr. Tappin. The performance measures and their weightings were: managed revenue – 40%; adjusted EBITDA – 40%; and cash balance – 20%. Bonuses were payable at target for managed revenue of $444.7 million, adjusted EBITDA of $17.4 million, and cash balance of $23.4 million. Bonus of up to 200% of target was attainable with specified levels of outperformance. Performance was measured at the end of each quarter and at fiscal year-end, with 15% allocated to performance for each of our four fiscal quarters and 40% allocated to performance for our full fiscal year. For 2014, the target award opportunities were $425,000 for Mr. Addante, $292,000 for Mr. Raifman, and $280,000 for Mr. Tappin. The performance measures and their weightings were 50% revenue and 50% adjusted EBITDA for Mr. Addante; 60% revenue, 20% adjusted EBITDA and 20% strategic goals for Mr. Raifman; and 40% revenue, 40% adjusted EBITDA and 20% strategic goals for Mr. Tappin. Bonuses were payable at target for revenue of $112.3 million, adjusted EBITDA of $(4.7 million), and strategic performance at specified levels. Bonus of up to 200% of target was attainable with specified levels of outperformance. Performance was measured at the end of each quarter and at fiscal year-end, with up 20% of target payable as an advance based upon performance for each of our first three fiscal quarters and a final calculation and true-up based upon full-year performance.

Equity Incentive. We maintained a 2007 Stock Incentive Plan prior to our initial public offering pursuant to which we granted stock option awards to eligible participants. Messrs. Raifman and Tappin received grants of stock options under this plan in 2013 in connection with the commencement of their employment. Prior to the equity awards described below, Mr. Addante had not received any equity award from the company.

Our 2007 Stock Incentive Plan was terminated in connection with our initial public offering and we implemented a 2014 Equity Incentive Plan, pursuant to which we may make grants of stock options, stock appreciation rights, restricted stock and/or restricted stock units, performance cash or other stock awards to eligible participants, including our NEOs, in the determination of our board of directors, Compensation Committee or other authorized person based upon an assessment of their performance.

In March 2014, each of our NEOs received grants of time-based restricted stock awards that vest over a period of continued service ending on the fourth anniversary of our initial public offering for Mr. Addante and on November 15, 2019 for Messrs. Raifman and Tappin, and Messrs. Raifman and Tappin received an additional grant of restricted stock vesting over the two-year period beginning as of the date of our initial public offering. In addition, each of our NEOs received grants of performance-based restricted stock that can become vested on a quarterly basis each February 15, May 15, August 15, and November 15, or at the time of a change in control of the company, as a result of achievement of superior performance of the company’s common stock compared to the NASDAQ Internet Total Return index over a seven-year performance period ending on May 15, 2021; to the extent vested on a May 15 or November 15 or at the time of a change in control, such awards are immediately fully earned, and to the extent vested on a February 15 or August 15, such awards are fully earned in the ensuing May 15 or November 15 based on further continued service until that date. These performance awards were originally issued in March 2014, but were replaced in October 2014 in order to add the potential for vesting regardless of performance in case of certain termination of employment in connection with or following a change in control of the company, as described below under “Post-Employment Compensation and Change in Control Payments and Benefits.” See the table titled “Outstanding Equity Awards as of December 31, 2014” for more information with respect to these grants.

Post-Employment Compensation and Change in Control Payments and Benefits

We are a party to agreements with Messrs. Addante, Raifman, and Tappin providing that the executives are “at-will” employees, and that if the company terminates the employment of any of these executives without “cause” or if any of these executives resigns for “good reason” (as such terms are defined in the severance agreements) and prior to and not in connection with the consummation of a “sale transaction” (as such term is defined in the severance agreements), each such executive will be entitled to receive compensation equal to six months of his respective then-current base salary, payable in equal installments over six months, a pro-rata bonus for the year of termination, reimbursement of group health plan premiums for up to six months for each of such executive and his respective dependents, and supplemental vesting based on the principle that the executive shall receive credit for an additional six months of service and, with respect to the 2014 grant of performance-based restricted stock, the award will remain outstanding for an additional six months to determine whether any applicable performance goal is achieved during that period. If the company terminates the employment of any of these executives without cause or any of them resigns for good reason in connection with or following a change in control of the company, each such executive will be entitled to receive compensation equal to 12 months of his then-current base salary, payable in equal installments over twelve months, a pro-rata bonus for the year of termination, reimbursement of group health plan premiums for up to 12 months and accelerated vesting of all of his service-based equity awards and, with respect to the 2014 grant of performance-based restricted stock, the performance period will terminate on the date immediately preceding the change in control and the Company will determine to what extent the performance-based restricted stock shall vest and become fully earned based on performance through such date. Any shares of performance-based restricted stock that are not vested and earned as of the date of the change in control will remain outstanding until the earlier of (i) the termination of the NEO’s employment for any reason; or (ii) May 15, 2021. If the NEO’s employment is terminated prior to May 15, 2021 by the company without cause or due to a resignation for good reason, the remaining outstanding shares will vest and become fully earned upon the date of such termination, regardless of performance. If the NEO’s termination occurs prior to May 15, 2021 and is for any other reason than as described in the preceding sentence, or on May 15, 2021, the remaining shares will be forfeited. The severance payments are conditioned upon these executives entering into a release of claims with us.

Other Employee Benefits and Perquisites

We have generally not offered extensive benefits or other compensation programs to our NEOs, apart from employee benefits made available generally to our employees. However, as noted in the Summary Compensation

Table above, we did provide relocation benefits, including housing assistance, to Mr. Raifman in connection with his recruitment and relocation to Los Angeles in 2013, but we are no longer providing such benefits.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-average Exercise Price of Outstanding Options and Rights(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Shareholders(1)	8,428,389		$8.07	1,804,740	(5)
Equity Compensation Plans Not Approved by Shareholders(2)	529,109		$7.83	743,950	(6)

Total	8,957,498	(3)	$8.05	2,548,690

(1)	Consists of our 2007 Stock Incentive Plan, 2014 Equity Incentive Plan, and 2014 Employee Stock Purchase Plan.
(2)	Consists of our 2014 Inducement Grant Equity Incentive Plan and the iSocket, Inc. 2009 Equity Incentive Plan, each described below.
(3)	Represents 8,112,689 shares to be issued upon exercise of outstanding options and 844,809 shares subject to outstanding non-vested restricted stock units. Does not include unvested restricted stock awards.
(4)	Represents the weighted-average exercise price of outstanding options. Shares subject to outstanding non-vested restricted stock units become issuable upon vesting without any exercise price or other cash consideration required.
(5)	Consists of 1,279,740 shares that were available for future issuance under the 2014 Equity Incentive Plan and 525,000 shares that were available for future issuance under the 2014 Employee Stock Purchase Plan as of December 31, 2014. No future awards will be made under our 2007 Stock Incentive Plan.
(6)	Shares available for future issuance under the 2014 Inducement Grant Equity Incentive Plan as of December 31, 2014.

Our 2014 Inducement Grant Equity Incentive Plan was adopted by our board in November 2014 for use in making employment inducement awards pursuant to New York Stock Exchange Rule 303A.08. A total of 1,000,000 shares of our common stock was reserved for granting stock options, restricted stock, restricted stock units, stock appreciation rights, performance stock awards, and other awards under our 2014 Inducement Grant Equity Incentive Plan. Our board may increase the number of shares reserved for granting awards under this plan in its discretion, from time to time. Our board and its compensation committee have discretion to determine the terms of awards granted under our 2014 Inducement Grant Equity Incentive Plan, including vesting, forfeiture and acceleration. The exercise price for stock options granted under our 2014 Inducement Grant Equity Incentive Plan will not be less than the fair market value of our common stock on the date of grant. Restricted stock units may be granted in exchange for any form of legal consideration acceptable to our board and restricted stock may be granted in exchange for the payment of a purchase price, past or future services to our company or any other form of legal consideration. In connection with our acquisition of iSocket, Inc. in November 2014, we issued 132,000 stock options under our 2014 Inducement Grant Equity Incentive Plan; these options have an exercise price of $14.62 per share and a ten-year term, and vest over approximately four years, with 25% of the total shares granted vesting on the first anniversary of the date of the acquisition of iSocket, Inc. and the balance vesting in 36 equal monthly installments thereafter. In connection with the acquisition of iSocket, we also issued 126,050 restricted stock unit awards under the 2014 Inducement Grant Equity Incentive Plan; these awards vest over approximately 54 months, with approximately 35.4% of the units vesting approximately 18 months following the date of such acquisition, and approximately 12.5% of the units vesting each six months thereafter, with the final 2.1% vesting on May 15, 2019. As of December 31, 2014, 743,950 shares of our common stock remained available for issuance under our 2014 Inducement Grant Equity Incentive Plan.

We assumed the iSocket, Inc. 2009 Equity Incentive Plan in connection with our acquisition of iSocket, Inc. in November 2014. In connection with the acquisition, and giving effect to the exchange ratio used to determine the number of shares we issued to pay the purchase price in the acquisition, we assumed a total of 318,685 outstanding stock options previously granted under the iSocket, Inc. 2009 Equity Incentive Plan, with a weighted-average exercise price per share of $4.31, remaining terms ranging to September 2024 and remaining vesting periods ranging to September 2018. In addition, 95,080 shares of common stock remaining available under the iSocket 2009 Equity Incentive Plan were added to the pool of available shares under our 2014 Equity Incentive Plan, and can be used for awards under that plan to persons who were not employed by the company or its affiliates immediately before the iSocket acquisition, in accordance the New York Stock Exchange Rule 303A.08. No further awards will be made under the 2009 iSocket Equity Incentive Plan.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our equity interests as of March 19, 2015 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding equity interests;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Percentage ownership of our common stock is based on 37,917,522 shares of our common stock outstanding as of March 19, 2015. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 19, 2015 or issuable pursuant to restricted stock awards or units which are subject to vesting conditions expected to occur within 60 days of March 19, 2015 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Shares of Common Stock(2)	Percent
5% Stockholders
Frank Addante(3)	2,879,488	7.6%
Entities affiliated with Clearstone Venture Partners(4)	6,299,980	16.6%
News Corporation(5)	4,746,349	12.5%
Entities affiliated with Mayfield Fund(6)	3,576,754	9.4%
Executive Officers, Directors and Director Designees
Frank Addante(3)	2,879,488	7.6%
Gregory R. Raifman(7)	792,954	2.1%
Todd Tappin(8)	631,627	1.7%
Sumant Mandal(9)	6,344,199	16.7%
Jarl Mohn(10)	400,069	1.1%
Lisa L. Troe(11)	44,219	*
Robert Frankenberg(11)	44,219	*
Robert Spillane(11)	44,219	*
All Current Executive Officers and Directors as a Group (10 persons)(12)	11,429,397	29.3%

*	Indicates ownership of less than one percent.
(1)	Except as noted, the address of the named beneficial owner is c/o The Rubicon Project, Inc., 12181 Bluff Creek Drive, Suite 400, Los Angeles, CA 90094.
(2)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, (i) beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, and (ii) only includes shares the individual owns or has the right to acquire beneficial ownership of within 60 days of March 19, 2015, with shares not owned but which the individual has the right to acquire beneficial ownership within 60 days of March 19, 2015 included in the numerator and denominator for that specific individual in calculating that individual’s beneficial ownership percentage, but not deemed outstanding in the aggregate for computing the ownership percentage for others.
(3)	Consists of 2,879,488 shares of our common stock held by Mr. Addante, which include 249,376 shares of unvested time-based restricted stock that will vest over a period of continued service ending in May 2018, 29,194 shares of performance-based restricted stock that have become vested as a result of achievement of superior performance of our common stock compared to the NASDAQ Internet Total Return index (“NETX”) and will be fully earned on May 15, 2015 if service continues to that date, and 70,806 shares of performance-based restricted stock that can become vested on a quarterly basis each February 15, May 15, August 15, and November 15 over a seven-year performance period ending on May 15, 2021, or at the time of a change in control of the company, as a result of achievement of superior performance of our common stock compared to the NASDAQ Internet Total Return index; to the extent vested on a May 15 or November 15, or at the time of a change in control of the company, such awards are immediately fully earned, and to the extent vested on a February 15 or August 15, such awards are fully earned in the ensuing May 15 or November 15 based on further continued service until that date.
(4)

Consists of (i) 6,189,340 shares of our common stock held by Clearstone Venture Partners III-A, LP and (ii) 110,640 shares of our common held by Clearstone Venture Partners III-B, a Delaware multiple series LLC. Clearstone Venture Management III, LLC is the general partner of both Clearstone Venture Partners III-A, LP and Clearstone Venture Partners III-B. Sumant Mandal is a managing member of Clearstone Venture Management III, LLC. The address for these entities is 725 Arizona Avenue, Suite 304, Santa Monica, CA 90401.
(5)	The address for this entity is 1211 Avenue of the Americas, New York, NY 10036.
(6)	Consists of 53,651 shares of common stock held by Mayfield Associates Fund XII, LP, a Delaware limited partnership, or MF AF XII, 53,651 shares of common stock held by Mayfield Principals Fund XII, LLC, a Delaware multiple series limited liability company, or MF PF XII, and 3,469,452 shares of common stock held by Mayfield XII, LP, a Delaware limited partnership, or MF XII. Mayfield XII Management, L.L.C., or MF XII Management, is the general partner of each of MF AF XII and MF XII and the sole managing director of MF PF XII. MF XII Management is managed by three managing directors, James T. Beck, Navin Chaddha and Robert T. Vasan, and all action by the managing directors relating to the voting or disposition of the shares of common stock beneficially held by each of MF AF XII, MF PF XII and MF XII requires approval of a majority of the managing directors. The address for each of these entities is c/o Mayfield Fund, 2484 Sand Hill Road, Menlo Park, CA 94025.
(7)	Includes 441,956 shares issuable pursuant to outstanding stock options exercisable by Mr. Raifman within 60 days of March 19, 2015, of which 409,218 were fully vested as of such date. Mr. Raifman’s beneficial ownership also includes 143,594 shares of time-based restricted stock that will vest in various installments over a period of continued service ending on November 15, 2019; 78,125 shares of time-based restricted stock that will vest with continued service in five equal quarterly installments ending May 15, 2016; 27,005 shares of performance-based restricted stock that have become vested as a result of achievement of superior performance of our common stock compared to the NETX and will be fully earned on May 15, 2015 if service continues to that date; and 65,495 shares of performance-based restricted stock that can become vested on a quarterly basis each February 15, May 15, August 15, and November 15 over a seven-year performance period ending on May 15, 2021, or at the time of a change in control of the company, as a result of achievement of superior performance of our common stock compared to the NETX; to the extent vested on a May 15 or November 15, or at the time of a change in control of the company, such awards are immediately fully earned, and to the extent vested on a February 15 or August 15, such awards are fully earned in the ensuing May 15 or November 15 based on further continued service until that date. Excludes options to purchase 343,744 shares of common stock that are unvested and unexercisable within 60 days of March 19, 2015.
(8)	Includes 314,140 shares issuable pursuant to outstanding stock options exercisable by Mr. Tappin within 60 days of March 19, 2015, of which 289,404 were fully vested as of such date. Mr. Tappin’s beneficial ownership also includes 136,718 shares of time-based restricted stock that will vest in various installments over a period of continued service ending on November 15, 2019; 62,500 shares of time-based restricted stock that will vest with continued service in five equal quarterly installments ending May 15, 2016; 25,545 shares of performance-based restricted stock that have become vested as a result of achievement of superior performance of our common stock compared to the NETX and will be fully earned on May 15, 2015 if service continues to that date; and 61,955 shares of performance-based restricted stock that can become vested on a quarterly basis each February 15, May 15, August 15, and November 15 over a seven-year performance period ending on May 15, 2021, or at the time of a change in control of the company, as a result of achievement of superior performance of our common stock compared to the NETX; to the extent vested on a May 15 or November 15, or at the time of a change in control of the company, such awards are immediately fully earned, and to the extent vested on a February 15 or August 15, such awards are fully earned in the ensuing May 15 or November 15 based on further continued service until that date. Excludes options to purchase 259,722 shares of common stock that are unvested and unexercisable within 60 days of March 19, 2015.
(9)

Consists of (i) 21,283 shares underlying restricted stock units, of which 11,283 shares vested on April 1, 2015 and 10,000 will vest, subject to continued board service, half on April 1, 2016 and half on April 1, 2017; (ii) 22,936 shares underlying stock options with an exercise price of $15.00 per share, which awards were received for board service and vested on April 1, 2015; and (iii) shares held by the Clearstone entities as disclosed in footnote 4 above. Mr. Mandal is a managing member of Clearstone Venture Management III, LLC and, as such, may be deemed to share voting and investment power with respect to all shares held by the Clearstone entities. Does not include 19,456 shares underlying stock options with an exercise price of $15.00 per share, which awards were received for board service and will vest, subject to continued board service, half on April 1, 2016 and half on April 1, 2017.
(10)	Consists of (i) 21,283 shares underlying restricted stock units, of which 11,283 shares vested on April 1, 2015 and 10,000 will revert to the company when Mr. Mohn’s board service ends at the time of the Annual Meeting; (ii) 22,936 shares underlying stock options with an exercise price of $15.00 per share, which awards were received for board service and vested on April 1, 2015; and (iii) 355,850 shares held by The Mohn Family Trust, a revocable trust (the “Trust”), of which Mr. Mohn and his wife are co-trustees. These shares are held in the Trust for the benefit of Mr. Mohn and his wife. Does not include 19,456 shares underlying stock options with an exercise price of $15.000 per share, which awards were received for future board service and will revert to the Company when Mr. Mohn’s board service ceases at the time of the Annual Meeting.
(11)	Consists of (i) 21,283 shares underlying restricted stock units, of which 11,283 shares vested on April 1, 2015 and 10,000 will vest, subject to continued board service, half on April 1, 2016 and half on April 1, 2017; and (ii) 22,936 shares underlying stock options with an exercise price of $15.00 per share, which awards were received for board service and vested on April 1, 2015. Does not include 19,456 shares underlying stock options with an exercise price of $15.00 per share, which awards were received for board service and will vest, subject to continued board service, half on April 1, 2016 and half on April 1, 2017.
(12)	Includes options to purchase 1,027,129 shares of our common stock exercisable within 60 days of March 19, 2015, of which 840,392 are fully vested as of such date, 1,042,363 shares of restricted stock, and 106,415 shares of restricted stock units. Excludes options to purchase 879,393 shares of common stock that are unvested and unexercisable within 60 days as of March 19, 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2014 to which the company has been a participant, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or their family members, had or will have a direct or indirect material interest. Compensation arrangements with our directors and officers are described under “Director Compensation” and Executive Compensation.”

Transactions with News Corporation and its Affiliates

News Corporation owns more than 10% of our capital stock, and we have had and continue to have various commercial relationships with News Corporation or its affiliates.

News Corporation or some of its affiliates have offered advertising inventory on our platform for a number of years. Dow Jones & Company, Inc., a subsidiary of News Corporation, entered into a seller agreement with us in August 2012. The agreement was amended in August 2013 to create an umbrella agreement under which we provide to News Corporation a private marketplace and provide advertisers access to News Corporation’s global audience at scale. Under the agreement, News Corporation markets the availability of our solution to its affiliates, and those affiliates can join the agreement and receive the benefit of its terms. For example, The New York Post adopted the agreement in October 2013. The agreement reflects commercial terms negotiated on an arm’s length basis. We recognized aggregate revenue of approximately $1.9 million in 2014 attributable to inventory sold through our solution by entities that we believe are affiliates of News Corporation.

In January 2013, we entered into a sublease for our headquarters in Los Angeles, California with Fox Interactive Media, Inc., an entity affiliated with News Corporation. During the year ended December 31, 2014, we paid $1.5 million to Fox Interactive Media, Inc. as rent payments under the lease. The sublease term began during June 2013 and terminates in April 2021; however, we have the option to terminate the sublease on its third anniversary date if we notify Fox Interactive Media, Inc. one year in advance of our intended departure and pay a termination fee of approximately $1.2 million. In addition, the early termination fee escalates dollar-per-dollar for any tenant improvement allowance that exceeds $1.0 million.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors, executive officers and certain other officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Procedures for Approval of Related Person Transactions

We have adopted a formal written policy providing that related person transactions may be consummated or continued only if approved or ratified by the audit committee. The policy defines “related person transactions” as transactions in which we are or will be a participant, the aggregate amount involved since the beginning of the company’s last fiscal year exceeds or may be expected to exceed $100,000, and a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is a person who is or was since the beginning of our last fiscal year a director, nominee for director, or executive officer; a greater than 5% beneficial owner of our common stock; or an immediate family member of any such person. The policy provides that our legal department will review each proposed related person transaction and prepare a detailed description for the audit committee, which will review the proposed transaction and consider such factors as it deems appropriate, including at least the following factors:

a.	the terms of the transaction as compared to terms available for a similar transaction with a non-related party;

b.	the extent of the related person’s interest in the transaction;

c.	the disclosure requirements associated with the transaction;

d.	the effect of the transaction upon the independence of any director involved;

e.	the effect of the transaction upon the ability of the related person to fulfill his or her duties to the company; and

f.	the appearance of the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our Voting Common Stock to file reports on Forms 3, 4 and 5 concerning their ownership of, and transactions in, our Voting Common Stock with the Securities and Exchange Commission.

To our knowledge, based solely on our review of the copies of such reports furnished to us and on the representations of the reporting persons, all of these reports were timely filed for the fiscal year ended December 31, 2014.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS AND THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Exchange Act Rule 14a-8(e), proposals of stockholders being submitted for inclusion in our proxy materials for our 2016 annual meeting of stockholders must be received by us at our corporate headquarters at 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094, directed to the attention of our Corporate Secretary, not later than December 5, 2015 to be considered for inclusion in the proxy statement for that meeting.

In addition, stockholders also have the right under our bylaws to directly nominate director candidates and to make other proposals for consideration at an annual meeting even though the nominee or proposal is not included in the proxy statement for the annual meeting. Under our bylaws, director nominations and other proposals for action at the Annual Meeting that are not intended or eligible for inclusion in the proxy statement for the Annual Meeting may, nonetheless, be considered for presentation at the Annual Meeting if the nomination or proposal is delivered to or mailed and received by us at our corporate headquarters at 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094 not later than April 5, 2015 (which is the tenth day following the date we filed the Current Report on Form 8-K providing the first public announcement of the date of the Annual Meeting).

Under our bylaws, director nominations and other proposals at our 2016 annual meeting of stockholders that are not intended or eligible for inclusion in the proxy statement for that meeting may, nonetheless, be considered for presentation at the meeting if the nomination or proposal is delivered to or mailed and received by us at our corporate headquarters at 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094 not earlier than the close of business on January 14, 2016 and not later than the close of business on February 13, 2016. However, if the date of the annual meeting is more than 30 days before the first anniversary of the Annual Meeting or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which we first make public announcement of the date of the annual meeting. A copy of our bylaws may be obtained from our Corporate Secretary.

The chairman of the meeting may refuse to acknowledge or introduce any matter brought by a stockholder at a meeting if notice of the matter is not received within the applicable deadlines or does not comply with our bylaws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the meeting.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission, without exhibits, will be provided without charge upon written request addressed to our Corporate Secretary at our corporate headquarters at 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094. You may also obtain a copy of our Annual Report on Form 10-K via the Internet by following the instructions set forth in the Notice of Internet Availability of Proxy Materials or in the “Financial Information” section of our Investor Relations website at http://investor.rubiconproject.com.

By Order of the Board of Directors,

Brian W. Copple Secretary

April 2, 2014

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTIONS AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

Exhibit A

THE RUBICON PROJECT, INC.

2015 EXECUTIVE CASH INCENTIVE PLAN

1. Purposes of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities by establishing a link between the achievement of the Company’s strategic goals and objectives to the key executives’ efforts in achieving such results, and to foster achievement of the Company’s corporate and key executive individual objectives. The Plan provides key executives with incentive awards based on the achievement of objectively determinable goals relating to Company performance and individual executive performance goals. The Plan is intended to permit the payment of compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code and therefore is not subject to the limitations on deductibility under Section 162(m). The Plan was prepared pursuant to and in accordance with resolutions of the Committee adopted on February 15, 2015. Defined terms used in this Section 1 and elsewhere in the Plan shall have the same meanings as set forth below in Section 2 of the Plan except as otherwise expressly provided herein.

2. Definitions.

(a) “Award” means, with respect to each Participant, the award determined pursuant to Section 8(a) below for the Performance Period. Each Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 8(a) to eliminate or reduce the Award otherwise payable.

(b) “Base Salary” means the Participant’s annualized gross salary rate on the day on which the Target Award is determined. For avoidance of doubt, such Base Salary shall be calculated before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as “outside directors” within the meaning of Section 162(m).

(f) “Company” means The Rubicon Project, Inc.

(h) “Disability” means either of the following events:

(i) The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

(ii) The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

(i) “Fiscal Year” means the fiscal year of the Company.

(j) “GAAP” means U.S. generally accepted accounting principles.

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(k) “Maximum Award” means, as to each Participant for the Performance Period, 200% of the Target Award.

(l) “Participant” means each of the Company’s Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer, and any other officer or other employee of the Company designated by the Committee for participation in the Plan in any Performance Period.

(m) “Payout Formula” means the formula or payout matrix or methodology established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

(n) “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m).

(o) “Performance Goals” means the goal or goals determined by the Committee (in its sole and absolute discretion) to be applicable to a Participant with respect to an Award. The Performance Goals that may be selected by the Committee for use in a given Performance Period, and may be established with respect to all or part of the business, or on a relative or absolute basis, and for items listed in this definition that are prepared for purposes of the Company’s financial statements on a GAAP basis, either on a GAAP basis or on a non-GAAP basis consistently used and disclosed by the Company, are as follows, in each case measured in the aggregate or with respect to any part of the Company’s business as applicable: (1) revenue (which shall have the definition used by the Company for purposes of preparing its financial statements and guidance to financial analysts following the Company); (2) adjusted EBITDA (which shall have the definition used by the Company for purposes of preparing its financial statements and guidance to financial analysts following the Company); (3) managed revenue (which shall have the definition used by the Company for purposes of preparing its financial statements and guidance to financial analysts following the Company); (4) take rate; (5) profit before tax; (6) billings; (7) revenue; (8) earnings (which may include earnings before interest, taxes, depreciation and amortization, or some of them, or and net earnings); (9) operating income; (10) operating margin; (11) operating profit; (12) controllable operating profit, or net operating profit; (13) net profit; (14) gross margin; (15) operating expenses or operating expenses as a percentage of revenue; (16) net income; (17) earnings per share; (18) total stockholder return, calculated either solely with respect to the Company’s performance or relative to a benchmark; (19) market share; (20) return on assets or net assets; (21) the Company’s stock price; (22) growth in stockholder value relative to a pre-determined index; (23) return on equity; (24) return on invested capital; (25) cash flow (including free cash flow or operating cash flows); (26) cash conversion cycle; (27) economic value added; (28) individual confidential business objectives; (29) contract awards or backlog; (30) overhead or other expense reduction; (31) credit rating; (32) strategic plan development and implementation; (33) succession plan development and implementation; (34) attainment of hiring and/or workforce composition objectives; (35) customer indicators; (36) new product invention or innovation; (37) attainment of research and development objectives; (38) improvements in productivity; (39) achievement in quality product production and/or performance; (40) bookings; (41) customer service measures; and (42) customer satisfaction.

The Committee shall adjust any evaluation of performance under a Performance Goal to exclude the impact of any acquisitions or dispositions, any unusual or infrequently recurring items as described in Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year, or the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results, all to the extent allowable under Section 162(m) in order to preserve the treatment of payouts under the Plan as “Performance-Based Compensation”.

(p) “Performance Period” means the period selected by the Committee, which shall generally coincide with the Company’s fiscal year. The Committee shall not be required to establish the same Performance Period for all Participants.

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(q) “Plan” means this 2015 Executive Cash Incentive Plan.

(r) “Section 162(m)” means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(s) “Section 409A” means Section 409A of the Code, or any successor to Section 409A, as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(t) “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a specific dollar amount or a percentage of Base Salary. The amount of a Target Award may not exceed $1,000,000.

3. Plan Administration.

(a) The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

(i) discretionary authority to construe and interpret the terms of the Plan, and to determine the amount, manner and time of payment of any Awards hereunder;

(ii) to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

(iii) to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

(b) Any rule or decision by the Committee that is not inconsistent with the express provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4. Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be each of the Participants. The Committee shall have the authority, in its sole and absolute discretion, to determine which Participants shall have a Target Award for a given Performance Period.

5. Performance Goal Determination. The Committee, in its sole and absolute discretion, shall establish Performance Goals for each Participant for that Participant’s specified Performance Period from among the list of Performance Goals set forth above. For any given Performance Period, the Performance Goals shall be established in writing by the Committee not later than the earlier of (1) 90 days after the commencement of the Performance Period and (2) the end of the first 25 percent of the Performance Period.

6. Target Award Determination. The Committee, in its sole and absolute discretion, shall establish a Target Award for each Participant in accordance with the terms of the Plan.

7. Determination of Payout Formula. The Committee, in its sole and absolute discretion, shall establish a Payout Formula for purposes of determining the Award (if any) payable to each Participant. In no event shall a Participant’s Award for any Performance Period exceed the Maximum Award.

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8. Determination of Awards; Award Payment.

(a) Determination and Certification. After the end of the Performance Period, the Committee shall certify in writing which may be by approval of the minutes in which the certification was made) the actual level of achievement of the Performance Goals applicable to each Participant for the Performance Period. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any Plan provision to the contrary, the Committee, in its sole and absolute discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable pursuant to the Payout Formula. The Committee may not increase the amount of any Award above the amount payable pursuant to the Payout Formula.

(b) Right to Receive Payment. Each Award shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. The Company shall have no obligation to fund, segregate or otherwise set aside amounts to be used to make payments under the Plan.

(c) Form of Distributions. The Company shall distribute all payments to the Participant in cash.

(d) Timing of Distributions; Participant Eligibility for Distribution. Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants in cash as soon as is administratively practicable following the determination and written certification of the payment of an Award for the Performance Period, but in no event later than the time required under Section 409A in order to have such payments not be treated as a “deferral of compensation” within the meaning of Section 409A, which for a Performance Period coincident with a calendar year shall generally mean no later than March 15 of the following calendar year—two and one-half (2 1/2) months after the end of the Performance Period. Nothing in this Section 8(d) shall limit the ability of the Committee to permit a Participant to defer the receipt of all or a portion of a payment of an Award pursuant to an election that the Participant has timely and validly made under Section 409A. No Participant who ceases to be an employee of the Company prior to the date on which a payment is made with respect to an Award shall have any right to payment for such Award. Notwithstanding the foregoing, if a Participant ceases to be an employee due to death or Disability during the Performance Period, any Award certified by the Committee shall be prorated for the Participant’s days of service in the Performance Period. If the Participant ceases to be an employee due to death or Disability after the end of the Performance Period, but prior to the payment for the Award, the Participant shall receive the Award certified by the Committee in its entirety. The Committee may determine to make payments with respect to an Award in accordance with the terms of the Plan under other circumstances in its sole and absolute discretion. The foregoing provisions regarding payment of Awards in the event of termination of employment, death or Disability may be altered by the Committee for one or more Participants in the Committee’s sole discretion and shall be subject to the terms of any separate written agreement between a Participant and the Company, including any change of control and severance agreements.

(e) Deferral. The Committee may defer payment of an Award, or any portion thereof, to a Participant who is or may become a Covered Employee (as defined in Section 162(m)) as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

(f) Repayment Obligation. In the event of a restatement of the Company’s financial results with respect to some or all of the Performance Period to correct a material error resulting from fraud or intentional misconduct, as determined by the Company, the Company will review all compensation that was made pursuant to the Plan on the basis of having met or exceeded specific performance targets for performance periods that occur during the period for which financial statements are restated. If a lower payment would have been made to a Participant

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based upon the restated financial results, the Company, as applicable, will, to the extent permitted by governing law and subject to the following sentence, seek to recoup for the benefit of the Company the amount by which the individual Participant’s Award(s) for the restated period exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest; provided, however, the Company will not seek to recoup Awards paid more than three years prior to the date on which the Company announces the need for the applicable financial statements to be restated. The Company will only seek to recoup Awards paid to Participants whose fraud or intentional misconduct was a significant contributing factor to the need for such restatement, as reasonably determined by the Company.

9. Term of the Plan. The Plan shall be in effect until terminated by the Board or the Committee.

10. Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder. To the extent required by applicable law, including Section 162(m), Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan, except as otherwise stated in this Plan.

11. Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

12. At-Will Employment. No statement in this Plan should be construed to grant any Participant an employment contract of fixed duration or any other contractual rights, nor should this Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the Company and the Participants.

13. Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, or an employee of the Company to whom any administrative responsibility with respect to the Plan has been assigned, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award, provided that such act or failure to act did not involve bad faith on the part of such person, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

15. Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy. The Committee may permit a Participant to submit a

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beneficiary designation to specify which person or persons shall be entitled to receive any benefits otherwise payable under the Plan to a Participant in the event of the death of the Participant.

16. Governing Law. The Plan and any rights hereunder shall be governed by the laws of the State of California, without resort to its conflict of laws provisions. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue in full force and effect. Any and all disputes that may arise under the Plan shall be resolved exclusively through final and binding arbitration by a single arbitrator located in Los Angeles, California in accordance with the rules of Judicial Arbitration & Mediation Service, Inc. (“JAMS”) in effect at the time of submission to arbitration. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The arbitration shall be conducted in a procedurally fair manner by a mutually agreed upon neutral arbitrator selected in accordance with the applicable JAMS rules (“Rules”) or if none can be mutually agreed upon, then by one arbitrator appointed pursuant to the Rules; the decision of the arbitrator shall be final and binding on all parties and shall be the exclusive remedy of the parties; and the award shall be in writing in accordance with the Rules, and shall be subject to judicial enforcement and review in accordance with California law.

17. Titles and Headings, References to Sections of the Code. The titles and headings of the Sections of the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code shall include any amendment or successor thereto.

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rubicon®
PROJECT
Proxy for Annual Meeting of Stockholders on May 13, 2015 Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Brian W. Copple, David L. Day and Jonathan Feldman as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of The Rubicon Project, Inc. held of record by the undersigned at the close of business on March 19, 2015 at the Annual Meeting of Stockholders to be held on Wednesday, May 13, 2015 at 12:00 p.m., Pacific Time, at 12181 Bluff Creek Drive, 4th Floor, Los Angeles, California 90094, and at any postponement or adjournment thereof.
(Continued and to be signed on the reverse side.)
■ 1.1 14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
rubicon®
PROJECT
May 13, 2015
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxv.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting. COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting. ACCOUNT NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.access.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18899/
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
■ 20233000000000000000 7 051315
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. Election of two Class | Directors: 2. Approval of the material terms of the performance goals under The Rubicon Project, Inc. 2015 Executive Cash Incentive Plan. FOR AGAINST ABSTAIN
NOMINEES:
FOR ALL NOMINEES O Frank Addante
O Robert J. Frankenberg
3. To ratify the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the current fiscal year.
WITHHOLD AUTHORITY
FOR ALL NOMINEES
4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
FOR ALL EXCEPT
(See instructions below)
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposals 2 and 3.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date:
■ Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. ■